UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 17, 2020
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Underwriting Agreement
On June 17, 2020, Fox Factory Holding Corp. ("Fox" or the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with BofA Securities, Inc. as representative of the Underwriters listed on Schedule A attached thereto (the "Underwriters"). Pursuant to the Underwriting Agreement, the Company issued and sold 2,760,000 shares of the Company's common stock $0.001 par value per share (the "Common Stock") to the Underwriters at a price to the public of $76.00 per share (the "Offering Shares"), which included the full exercise of the underwriters' option to purchase up to 360,000 additional shares. The sale of the Offering Shares pursuant to the Underwriting Agreement closed on June 22, 2020.
The Underwriting Agreement contains customary representations, warranties, and covenants by the Company, customary indemnification rights and obligations of the parties and termination provisions.
The offering and sale of the Common Stock was made pursuant to the Company's Registration Statement on Form S-3 (Registration No. 333-239231) (the "Registration Statement"), including a prospectus supplement dated June 17, 2020, to the base prospectus contained in the Registration Statement, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.
The foregoing summary of the material terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete text of the Underwriting Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated by reference herein and into the Registration Statement.
First Amendment to the Amended and Restated Credit Agreement
On June 19, 2020, the Company entered into the First Amendment (the "First Amendment") to the Amended and Restated Credit Agreement, dated March 11, 2020 (as amended and restated, the "Amended and Restated Credit Agreement"), among the Company, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer (the "Agent"), and a group of lenders (collectively, the "Lenders"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the First Amendment.
The First Amendment, among other things, amends the Amended and Restated Credit Agreement to require the Company to maintain, as of the end of each fiscal quarter (commencing with the fiscal quarter ending July 3, 2020), a Consolidated Net Leverage Ratio not to exceed 4.25 to 1.00, decreasing to 4.00 to 1.00 for the second fiscal quarter of 2021 and quarterly thereafter. This Consolidated Net Leverage Ratio covenant replaced the financial covenant in the Amended and Restated Credit Agreement that required the Company to maintain, as of the end of each fiscal quarter, a Leverage Ratio (which did not exclude unrestricted cash and cash equivalents from the numerator) not to exceed 3.75 to 1.00. Additionally, the First Amendment permits the Company to enter into certain Permitted Hedge Transactions and allows the Company to add back up to $10 million in non-recurring relocation expenses to its Consolidated EBITDA through June 4, 2021. In addition, the First Amendment adds a new tier of pricing when the Consolidated Net Leverage Ratio exceeds 3.50 to 1.00 and increases the minimum Eurodollar Rate from 0% to 0.50%. The First Amendment does not change the aggregate amount or the final maturity date of the Amended and Restated Credit Agreement.
The First Amendment also amends the Amended and Restated Credit Agreement to permit the Company to obtain vendor financing with respect to chassis held for upfit, which vendor financing will not be included as indebtedness for purposes of calculating the Consolidated Net Leverage Ratio so long as certain criteria are met.
The foregoing summary of the material terms and conditions of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete text of the First Amendment which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information with respect to the First Amendment included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
1.1	Underwriting Agreement, by and between Fox Factory Holding Corp. and BofA Securities, Inc. as representative of the Underwriters, dated June 17, 2020
5.1	Opinion of Squire Patton Boggs (US) LLP as to the legality of the securities
10.1	First Amendment to Amended and Restated Credit Agreement, among Fox Factory Holding Corp., Bank of America, N.A. and other financial institutions party thereto, dated June 19, 2020
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	June 22, 2020	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer